CELLEGY PHARMACEUTICALS, INC.
                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 30, 1999 by and among Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), and the parties listed on the Schedule of Investors separately delivered to the Investors (the "Schedule of Investors") (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

         1.     AGREEMENT TO PURCHASE AND SELL STOCK.

                1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 1,561,000 shares of the Company's Common Stock, no par value (the "Common Stock").

                1.2 Agreement to Purchase and Sell. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Common Stock for the aggregate price set forth beside such Investor's name on the Schedule of Investors, at the price per share for such Investor set forth on the Schedule of Investors. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

         2.     CLOSING.

                2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 11:00 a.m. Pacific Time, on July 30, 1999 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on the Schedule of Investors mutually agree upon (which time and place are referred to in this Agreement as the "Closing"), provided that the closing may not be delayed for more than five business days without the consent of all Investors. At the Closing, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on the Schedule of Investors against delivery to the Company by such Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company or (iii) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that, except as set forth in the Disclosure Schedule and Schedule of Exceptions (the "Disclosure Schedule") separately delivered by the Company to the Investors (which Disclosure Schedule shall be deemed to be representations and warranties to the Investors by the Company under this Section and to qualify each of the

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representations  and  warranties  set  forth  herein),  the  statements  in  the following paragraphs of this Section 3 are all true and correct:

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, financial condition, prospects, or results of operations or assets of the Company (the "Business") (such effect referred to as a "Material Adverse Effect").

                  3.2   Capitalization.   Immediately  before  the  Closing  the
capitalization of the Company will consist of the following:

                           (a) Preferred Stock. A total of 5,000,000  authorized
shares of Preferred Stock, no par value per share (the "Preferred Stock"), none of which are issued and outstanding.

                           (b) Common Stock.  A total of  20,000,000  authorized
shares of Common Stock, of which approximately 10,177,063 shares were issued and outstanding as of June 30, 1999.

                           (c) Options,  Warrants,  Reserved Shares. Except for:
(i) the approximately 1,657,400 shares of Common Stock issuable upon exercise of options outstanding as of June 30, 1999, (iii) approximately 34,000 additional shares of Common Stock reserved for issuance under the Company's 1995 Directors Stock Option Plan, (iv) approximately 792,600 additional shares of Common Stock reserved for issuance under the Company's 1995 Equity Incentive Plan and (v) warrants to purchase an aggregate of approximately 1,573,000 shares of Common Stock, there are not outstanding any options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

                  3.3 Subsidiaries. Except for Cellisis Pharmaceuticals, Inc., which is not a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to

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or affecting the enforcement of creditors'  rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Restated Articles of Incorporation of the Company (the "Restated Articles") or the Company's Bylaws,
(ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement, instrument or obligation to which the Company is a party, which default could reasonably be expected to have a Material Adverse Effect or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights of any shareholder of the Company.

                  3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Purchased Shares, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the "Act") and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings will be effective on the Closing, and all such filings be made within the time prescribed by law.

                  3.7 Absence of Changes. After the respective dates as of which information is given in the Company's Proxy Statement for the annual meeting of shareholders held on May 20, 1999, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 respectively (such documents, together with the Disclosure Schedule, referred to collectively as the "Disclosure Documents"), there has not been (i) any material adverse change in the Business,
(ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company,
(iv) any change in the outstanding indebtedness of the Company that is material to the Company, (v) any dividend declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect.

                  3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened) against

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the Company,  its activities,  properties or assets, which (i) might prevent the consummation of the transactions contemplated hereby or (ii) if adversely resolved against the Company could reasonably be expected to have a Material Adverse Effect.

                  3.9 Nasdaq Listing. The Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq Stock Market (Nasdaq National Market). The Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating the termination of such registration or listing. Before the Shelf Registration Statement (as defined in Section 7.2) is declared effective by the Commission, the Purchased Shares will have been approved for quotation on the Nasdaq Stock Market, subject to notice of issuance.

                  3.10 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed ("Filings") with the Commission pursuant to the Exchange Act during the preceding twelve calendar months. On their respective dates of filing, the Filings complied as to form in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. To the Company's knowledge after reasonable investigation, on their respective dates of filing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements.

                  3.11 Disclosure. To the Company's knowledge after reasonable investigation, the representations and warranties made by the Company in this Agreement (including the Disclosure Schedule) when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

                  3.12 Governmental Permits, Etc. The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, "Authorizations") relating to the operation of the Business, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect. To the Company's knowledge after reasonable investigation, the Company is in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees which to the Company's knowledge are applicable to the Business, except for such non-compliance which does not, separately or in the aggregate, have a Material Adverse Effect.

                  3.13 Insurance. The Company is covered by insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of its Business and the value of its properties and as is customary for

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companies engaged in similar businesses in similar  industries.  The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

                  3.14 Intellectual Property. To the Company's knowledge after reasonable investigation, the Company owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the Business operated by it (the "Patent and Proprietary Rights"), except where the failure to own or possess such rights would not have a Material Adverse Effect; the Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect; and the Company has not received notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, that:

                  4.1 Authorization. All corporate action on the part of the Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  4.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

                  4.3 Disclosure of Information. The Investor has received a copy of the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by the Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort

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

or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

                  4.4 Investment Experience. Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

                  4.5 Accredited Investor Status. Unless otherwise expressly indicated on the Schedule of Investors to this Agreement, such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

                  4.6 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Commission and understands the resale limitations imposed thereby and by the Act. Such Investor understands that the Company is under no obligation to register any of the Purchased Shares except as provided in Section 7 below.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                           (a) there is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 7 of this Agreement; or

                           (b) (i) such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

                Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A (except that an opinion of counsel

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may be required for other than routine Rule 144  transactions),  or (ii) for any transfer of Purchased Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, or (B) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

                  4.8 Legends. It is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below:

                           (a) THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           (b) THE  SHARES  EVIDENCED  BY THIS  CERTIFICATE  ARE
SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

                           (c) After consultation with counsel for the Investor,
any legend that counsel to the Company reasonably deems appropriate under the laws of the State of California.

         The legends set forth in (a) and (b) above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion of counsel to the Investor, reasonably satisfactory to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

                  4.9 Resale Restrictions. To the extent requested by the Company or an underwriter or placement agent of securities of the Company, each Investor agrees that it will not

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directly or indirectly offer, sell, contract or grant an option to sell, pledge, encumber, or otherwise dispose of or otherwise transfer (a "Disposition") any Purchased Shares (other than to donees, shareholders or partners of the Investor who agree to be similarly bound) for up to 90 days after the effective date of a registration statement of the Company filed under the Act; provided, however, that (i) this paragraph shall be applicable only to the first such registration statement of the Company filed after the date of this Agreement that covers securities to be sold on its behalf to the public in an underwritten offering and (ii) all executive officers and directors of the Company then holding Common Stock who beneficially own more than one percent of the outstanding shares of Common Stock enter into similar agreements. This paragraph shall not preclude Investor from including Registrable Securities in, and selling such Registrable Securities pursuant to, such registration statement.

         5.       CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

                  5.1 Closing. The obligations of each Investor under Section 2 of this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

                           5.1.1  Representations  and Warranties  True. Each of
the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                           5.1.2  Performance.  The Company shall have performed
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                           5.1.3 Compliance Certificate.  The Company shall have
delivered to the Investors at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled.

                           5.1.4 Registration;  Securities Exemptions. The offer
and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements under the Act and the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

                           5.1.5  Proceedings  and Documents.  All corporate and
other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to special counsel to the Investors, and they shall each have received all such documents as they may reasonably request.

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                           5.1.6 No  Material  Change.  There shall have been no
material adverse change in the Business from the date of this Agreement.

                           5.1.7 Opinion of Counsel.  The  Investors  shall have
received an opinion of counsel to the Company substantially in the form of Exhibit B attached hereto.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

                  6.1. Closing. The obligations of the Company under this Agreement to sell the Purchased Shares to the Investors at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor, and each Investor shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

                           6.1.1    Representations    and    Warranties.    The
representations and warranties of the Investor contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                           6.1.2 Payment of Purchase  Price.  The Investor shall
have delivered to the Company the purchase price for the Purchased Shares specified for such Investor on the Schedule of Investors attached hereto, in accordance with the provisions of Section 2.

                           6.1.3 Registration;  Securities Exemptions. The offer
and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements under the Act and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                           6.1.4  Proceedings  and Documents.  All corporate and
other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received such documents as it may reasonably request.

         7.       REGISTRATION RIGHTS.

                  7.1      Definitions.  For purposes of this Agreement:

                           (a) Form S-3.  The term  "Form  S-3"  means such form
under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                           (b) Holder.  The term "Holders" shall mean holders of
Registrable Securities that have registration rights pursuant to this Agreement.

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

                           (c) Registration. The terms "register," "registered,"
and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                           (d)  Registrable  Securities.  The term  "Registrable
Securities" means: (1) all of the Purchased Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Purchased Shares; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

                           (e) Prospectus:  The term "Prospectus" shall mean the
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other
amendments  and   supplements  to  the  Prospectus,   including   post-effective
amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (f) Shelf Registration Statement. See Section 7.2(a).

                  7.2      Form S-3 Shelf Registration.

                           (a) Registration.  The Company shall prepare and file
with the Commission within 60 days following the Closing and use all reasonable efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the "Shelf Registration Statement"). The Shelf Registration Statement may include securities other than those held by Holders. If the Shelf Registration Statement is not declared effective by December 31, 1999 and does not remain effective for 45 continuous days after its effective date (except for any permitted closing of the Permitted Window as described in Section 7.2(b)(c) below), then the Investors holding Registrable Securities shall be entitled to receive from the Company (pro rata in accordance with their ownership of Registrable Securities) an aggregate number of shares of Common Stock equal to 1% of the number of Purchased Shares for each month after November 30, 1999, that the Shelf Registration Statement is not declared effective (or does not remain effective), up to a maximum aggregate amount of 5% of the Purchased Shares. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when such Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 7.1, or (ii) the Company's obligations hereunder terminate; provided, however:

                           (i)  that  the  Holders  will  sell  the  Registrable
Securities pursuant to such registration only during a "Permitted Window" (as defined below);

                           (ii)  if  the  Company  furnishes  to the  Holders  a
certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for sales to be made from such Shelf Registration Statement at such time (or, in the case a "Notice of Resale" (as defined below) has been given, that it would be seriously detrimental to the Company and its shareholders for the Permitted Window to commence at such time) due to (A) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Prospectus contained in the Shelf Registration Statement, which disclosure would, in the good faith judgment of the President or Chief Executive Officer or the Board of Directors of the Company, be premature or otherwise inadvisable at such time or (B) concurrent public filings with the Commission of other registration statements, then the Company will have the right to defer the filing (the "Deferral Right") of the Shelf Registration Statement (or the commencement of the Permitted Window, as the case may be) for a period of not more than 60 days after the date it would otherwise be required to file the Shelf Registration Statement pursuant to this
Section 7.2(a) (or after receipt of the Notice of Resale, as the case may be); provided, however, that the Company will not utilize the Deferral Right more than once in any twelve month period; and provided further, however, that the Company may defer the filing of the Shelf Registration Statement (or the commencement of the Permitted Window as the case may be) for up to 60 days if so requested by an underwriter in connection with an underwritten offering of the Company's securities so long as any selling shareholders in such underwritten offering are subject to a lock-up agreement of the same duration (other than with respect to the Company securities to be sold by such selling shareholders in such underwritten offering); and

                           (iii) that the Company will not be required to effect
any such registration, qualification or compliance under applicable state blue sky laws in any particular jurisdiction in which the Company would thereby be required to qualify to do business or to execute a general consent to service of process.

                  In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

                           (b)  Permitted   Window.For   the  purposes  of  this
Agreement, a "Permitted Window" with respect to a Holder is a period of 30 consecutive calendar days commencing upon delivery to the Holder of the Company's written notification to the Holder in response to a Notice of Resale that the Prospectus contained in the Shelf Registration Statement is available for resale. In order to cause a Permitted Window to commence, a Holder must first give written notice to the Company of its present intention to sell part or all of the Registrable Securities pursuant to such registration (a "Notice of Resale"). Upon delivery of such Notice of Resale, the Company will give written notice to the Holders as soon as practicable, but in no event not more than three business days after such delivery, that (A) the Permitted Window will commence on the date the Company's notice is delivered to the Holder, (B) it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current (unless a certificate of the President or Chief Executive Officer is delivered as provided in 7.2(a)(ii) above), or (C) the Company is required under the Act and the Rules and Regulations thereunder to amend the Shelf Registration Statement in order to cause the Prospectus to be current (unless a certificate of the President or Chief Executive Officer is delivered as provided in 7.2(a)(ii) above). If the Company determines that a supplement to the Prospectus, the filing of a report pursuant to the Exchange Act or an amendment to the Shelf Registration Statement required under the Act, as provided above, is necessary, it will take such actions as soon as reasonably practicable (subject to paragraph (c) below), and the Company will notify the Holder of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence.

                           (c) Closing of Permitted  Window.  During a Permitted
Window and in the event (i) of the happening of any event of the kind described in Section 7.3(c) hereof or (ii) that, in the judgment of the President, Chief Executive Officer or the Company's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a certificate in writing to the Holder to the effect of the foregoing and, upon receipt of such certificate, the Permitted Window shall terminate. The Permitted Window shall resume upon the Holder's receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder is advised in writing by the Company that the Prospectus may be used, and at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, the Permitted Window shall resume no later than 45 days after it has been terminated pursuant to this Section. If the Company has previously terminated a Permitted Window pursuant to this subsection within 90 days of the date that it delivers another notice pursuant this subsection terminating another Permitted Window, then the time period set forth in the preceding sentence shall be shortened so that the Permitted Window shall resume no later than 10 days after it has been terminated pursuant to such second notice.

                           (d)  Expenses.  The  registration  fees and  expenses
incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with each Permitted Window shall be borne by the Company. Holder shall be responsible for any fees and expenses of its counsel or other advisers.

                  7.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a)  Furnish to the Holder such number of copies of a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                           (b)  Use  all  reasonable  efforts  to  register  and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (c) Notify the Holder  promptly (i) of any request by
the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (d)  Make  every  reasonable  effort  to  obtain  the
withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                           (e)  If the  registration  involves  an  underwritten
offering, enter into an underwriting agreement in customary form with the underwriters containing customary indemnification provisions.

                  7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  7.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                           (a) By the Company.  To the extent  permitted by law,
the Company will indemnify and hold harmless the Holder, the officers and directors of the Holder and each person, if any, who controls the Holder (such persons and entities referred to as "Holder Indemnified Parties"), against any losses, expenses, damages or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law (a "Loss"), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue  statement or alleged untrue statement
                  of a material fact contained in a registration statement filed pursuant to this Section 7;

                           (ii) the  omission or alleged  omission to state in a
                  registration statement filed pursuant to this Section 7 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

                           (b) By the Holder.  To the extent  permitted  by law,
each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as "Company Indemnified Parties") against any Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder; provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holder under this subsection in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                           (c) Notice.  Promptly after receipt by an indemnified
party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused actual prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                           (d)  Contribution.  In order to provide  for just and
equitable contribution to joint liability under the Act in any case in which either (i) a Holder Indemnified Party makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Holder Indemnified Party in circumstances for which indemnification is provided under this Section then, and in each such case, the Company and the Holder Indemnified Parties will contribute to the aggregate Losses to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no event, except in instances of fraud by the Holder in which there is no limitation, (i) shall the Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) shall the Holder be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (e)  Defect  Eliminated  in  Final  Prospectus.   The
foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                           (f) Survival.  The obligations of the Company and the
Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as the Holder owns any Registrable Securities, the Company agrees to:

                           (a)   Make   and  keep   adequate,   current   public
information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                           (b) File with the  Commission  in a timely manner all
reports and other documents required of the Company under the Exchange Act; and

                           (c)  So  long  as the  Holder  owns  any  Registrable
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  7.7 Termination of Cellegy's Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold without any volume restrictions within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

                  7.8 Piggyback Registrations. (a) The Company shall use its best efforts to notify all Holders of Registrable Securities in writing at least twenty (20) days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization, or any Form S-3 similar shelf registration statements relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten
(10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders' rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all Holders who have requested to sell Registrable Securities in such registration.

                           (b) Underwriting.  If a registration  statement under
which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                           (c) Expenses.  The Holders shall be  responsible  for
their pro rata share of registration fees and underwriters' and brokers' discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.

                           (d) Number of Piggyback Registrations.  The piggyback
registration rights granted to the Holders under this Section shall apply to the first three registrations filed by the Company after the Closing.

         8. ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of the Holder under Section 7 hereof may be assigned only to a party who acquires from the Holder at least 100,000 shares of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of the Company's Common Stock), (such party is referred to as a "Assignee"); provided, however, that (w) no party may be assigned any of the foregoing rights until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the Assignee and identifying the securities of the Company as to which the rights in question are being assigned; (x) that any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and (y) no such assignment or assignments shall increase the obligations of the Company hereunder.

         9.       MISCELLANEOUS.

                  9.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their counsel or the Company, as the case may be.

                  9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  9.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                  9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 349 Oyster Point Boulevard, South San Francisco, CA 94080, attention: President, with a copy to C. Kevin Kelso, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, or in the case of Investor, at the record address for such Investor as reflected on the books of the Company, with a copy to Peter Ingerman, Esq., Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.

                  9.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  9.8 Costs, Expenses. Each party's costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party.

                  9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Purchased Shares purchased hereunder; provided, however, that no amendment or waiver of the Company's obligations under Section 7 of this Agreement shall be binding upon any holder of Purchased Shares unless that holder has consented in writing to such amendment or waiver. Subject to the limitations set forth in the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding (even if such Investor or other holder did not vote with respect to, or voted against, such amendment or waiver), each future holder of such securities, and the Company. The Investors acknowledge that by virtue of this provision, holders of a majority of the Purchase Shares may bind other holders to amendment or waivers that such other holders may have voted to oppose.

                  9.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  9.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  9.12 Further Assurances. From and after the date of this Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



[Remainder of this page intentionally left blank]

         COUNTERPART SIGNATURE PAGE

         COMMON STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:

Cellegy Pharmaceuticals, Inc.,          FOUR PARTNERS
  a California corporation



By: /s/ K. Michael Forrest              By: /s/ Thomas J. Tisch
    ------------------------------          -------------------------------

Title: President & CEO                  Title: Trustee
       ---------------------------             ----------------------------

         COUNTERPART SIGNATURE PAGE

         COMMON STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:

Cellegy Pharmaceuticals, Inc.,          Bay Resource Partners, L.P.
  a California corporation



By: /s/ K. Michael Forrest                  By: /s/ Steven E. Levy
    ------------------------------          -------------------------------
        K. Michael Forrest                          Steven E. Levy

Title: President & CEO                 Title: Vice President
       ---------------------------            GMT Capital Corp.
                                              -----------------------------

         COUNTERPART SIGNATURE PAGE

         COMMON STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:

Cellegy Pharmaceuticals, Inc.,          Bay Resource Partners Offshore, Ltd.
  a California corporation



By: /s/ K. Michael Forrest                  By: /s/ Steven E. Levy
    ------------------------------          -------------------------------
        K. Michael Forrest                          Steven E. Levy

Title: President & CEO                 Title: Vice President
       ---------------------------            GMT Capital Corp.
                                              -----------------------------

         COUNTERPART SIGNATURE PAGE

         COMMON STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:

Cellegy Pharmaceuticals, Inc.,          Janus Global Life Sciences Fund
  a California corporation



By: /s/ K. Michael Forrest              By: /s/ Deborah Bielicke Eades
    ------------------------------          -------------------------------
        K. Michael Forrest                      Deborah Bielicke Eades

Title: President & CEO                 Title: Assistant Vice President
       ---------------------------            -----------------------------

         COUNTERPART SIGNATURE PAGE

         COMMON STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:

Cellegy Pharmaceuticals, Inc.,          K. Michael Forrest & Nhu
  a California corporation              Forrest, Jyten



By: /s/ K. Michael Forrest                  By: /s/ K. Michael Forrest
    ------------------------------          -------------------------------
        K. Michael Forrest                          K. Michael Forrest


Title: President & CEO                 Title:
       ---------------------------            -----------------------------

                              SCHEDULE OF INVESTORS

         The price per share of common stock paid by all Investors shall be $6.25 per share.


Name                               Address                                                      Number
----                               -------                                                      ------
                                                                                                of Shares
                                                                                                ---------

Four Partners                      Tisch Financial Management                                   720,000
                                   Attention:  Barry Bloom
                                   655 Madison Avenue, 8th Floor
                                   New York, NY  10021

Bay Resource Partners, L.P.        GMT Capital Corp.                                            40,000
                                   Attention:  Greg Deese
                                   2100 River Edge Parkway, Suite 840
                                   Atlanta, GA  30328

Bay Resource Partners Offshore     GMT Capital Corp.                                            56,000
Ltd.                               Attention:  Greg Deese
                                   2100 River Edge Parkway, Suite 840
                                   Atlanta, GA  30328

Janus Global Life                  Chase Manhattan Bank, NA                                     720,000
Sciences Fund                      Attention:  Matt Rollo
                                   In Account of State Street Bank & Trust Co.
                                   4 New York Plaza, Ground Floor, Receive Window
                                   New York, NY 10004

K. Michael Forrest & Nhu           c/o Cellegy Pharmaceuticals, Inc.                            25,000
Forrest, JY TEN                    Attention:  K. Michael Forrest
                                   349 Oyster Point Blvd., Suite 200
                                   South San Francisco, CA  94080

TOTAL                                                                                           1,561,000
-----
